EXHIBIT 99.1

PRESS RELEASE,

dated October 16, 2003

For Immediate Release

Contact: Henry H. Gerkens

Landstar System, Inc.

www.landstar.com

904-398-9400

October 16, 2003

LANDSTAR SYSTEM REPORTS RESULTS FOR THE 2003 THIRD QUARTER AND DECLARES TWO-FOR-ONE STOCK SPLIT

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported 2003 third quarter net income of $11.8 million, or $.76 per diluted share.  As previously disclosed, the 2003 third quarter included $3.2 million of costs to defend and settle the Gulf Bridge lawsuit.  These costs, net of related income tax benefits, reduced net income in the 2003 period by $2.0 million, or $.13 per diluted share.  Excluding the costs related to this litigation, net income was $13.9 million, or $.89 per diluted share.  Net income in the 2002 third quarter was $13.9 million, or $.83 per diluted share.  Revenue was a record $406.8 million for the thirteen-week period ended September 27, 2003, compared with $385.7 million for the thirteen-week period ended September 28, 2002.  Landstar’s carrier group of companies generated $307.8 million of revenue in the 2003 third quarter compared with $298.9 million in the 2002 third quarter.  In the 2003 and 2002 third quarters, the carrier group invoiced customers $7.8 million and $3.0 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s multimodal services group of companies generated revenue of $91.9 million in the 2003 third quarter compared with $80.0 million in the 2002 third quarter.

Net income for the thirty-nine-week period ended September 27, 2003 was $35.6 million, or $2.21 per diluted share.  The 2003 thirty-nine-week period included $4.2 million of costs to defend and settle the Gulf Bridge lawsuit.  These costs, net of related income tax benefits, reduced net income in the 2003 thirty-nine-week period by $2.7 million, or $.16 per diluted share.  Excluding the costs related to this litigation, net income was $38.2 million, or $2.37 per diluted share, compared to $34.7 million, or $2.06 per diluted share in the 2002 thirty-nine-week period.

Revenue was $1,163 million in the 2003 thirty-nine-week period, compared to revenue of $1,113 million in the 2002 period.  Landstar’s carrier group of companies generated $901.0 million of revenue in the thirty-nine-week period ended September 27, 2003 compared with $878.8 million in the thirty-nine-week period ended September 28, 2002.   In the 2003 and 2002 thirty-nine-week periods, the carrier group invoiced customers $26.4 million and $6.2 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue.  Landstar’s multimodal services group of companies generated $240.6 million of revenue in the 2003 thirty-nine-week period compared with $213.0 million in the comparable 2002 period.

Landstar also announced that its Board of Directors has declared a two-for-one stock split to be effected in the form of a 100% stock dividend.  Stockholders will receive one additional share for every share held on the record date for the stock-split, which is November 3, 2003.  Additional shares will be mailed or delivered on or about November 13, 2003 by the Company’s Transfer Agent, The Bank of New York.

 “I am pleased with Landstar’s 2003 third quarter performance,” said Landstar Chairman and CEO, Jeff Crowe.  “Revenue in the 2003 third quarter was the highest third quarter revenue amount in Landstar history.  Overall, revenue increased 5.5 percent over the 2002 third quarter.  Revenue generated through other third party truck capacity providers (brokerage) continued to be strong and increased more than 23 percent over the 2002 third quarter.  In addition, trailing twelve-month return on average equity remained high at 36 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 23 percent.  During the 2003 third quarter, we purchased 480,000 shares of common stock at a total cost of $29,630,000,” Crowe said.

“Based upon the current operating environment, I currently believe Landstar will earn between $.85 to $.95 per diluted share for the fourth quarter.”

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 p.m. ET.  To access the webcast, visit the Company’s website at www.landstar.com.  Click on Investors and then the webcast icon.

The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are "forward-looking statements." This press release contains forward-looking statements, such as statements which relate to Landstar's business objectives, plans, strategies and expectations. Terms such as "anticipates," "believes," "estimates," "plans," "predicts," "may," "should," "will," the negative thereof and similar expressions, including any such expressions with respect to our level of comfort with analyst estimates, are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers' compensation claims; unfavorable development of existing accident claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic economic growth or growth in the transportation sector; and substantial industry competition. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

Landstar's carrier group is comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc. and Landstar Ranger, Inc. and delivers excellence in complete over-the-road transportation services. Landstar's multimodal group is comprised of Landstar Express America, Inc. and Landstar Logistics, Inc., providing expedited, contract logistics and intermodal transportation services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc.'s common stock trades on The NASDAQ Stock Market® under the symbol LSTR.    (Tables follow)

LANDSTAR SYSTEM/4

LANDSTAR SYSTEM, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended

	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2003	2002	2003	2002

Revenue	$ 1,162,574	$ 1,112,569	$ 406,772	$ 385,660
Investment income	960	1,552	337	474
Costs and expenses:
Purchased transportation	862,371	822,193	300,907	285,771
Commissions to agents	91,224	87,550	32,601	30,645
Other operating costs	27,571	26,274	9,731	8,460
Insurance and claims	32,187	32,672	10,026	8,288
Selling, general and administrative (1)	81,004	77,421	30,668	26,698
Depreciation and amortization	9,558	8,521	3,213	2,821
Total costs and expenses	1,103,915	1,054,631	387,146	362,683

Operating income (1)	59,619	59,490	19,963	23,451
Interest and debt expense	2,400	3,518	856	966

Income before income taxes (1)	57,219	55,972	19,107	22,485
Income taxes	21,667	21,269	7,280	8,544

Net income (1)	$ 35,552	$ 34,703	$ 11,827	$ 13,941

Earnings per common share (1)	$ 2.29	$ 2.14	$ 0.78	$ 0.86

Diluted earnings per share (1)	$ 2.21	$ 2.06	$ 0.76	$ 0.83
Average number of shares outstanding:
Earnings per common share	15,501,000	16,223,000	15,077,000	16,224,000

Diluted earnings per share	16,097,000	16,847,000	15,643,000	16,875,000

(1) The 2003 thirty-nine and thirteen-week periods include $4,150 and $3,180, respectively, of costs to defend and settle the Gulf Bridge lawsuit. Net of related income tax benefits, these costs reduced net income for the thirty-nine and thirteen-week periods ended September 27, 2003 by $2,650, or $0.17 per common share ($0.16 per diluted share), and $2,030, or $0.13 per common share ($0.13 per diluted share), respectively.

LANDSTAR SYSTEM/5

LANDSTAR SYSTEM, INC. AND SUBSIDIARY

SELECTED SEGMENT INFORMATION

(Dollars in thousands)

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended

	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2003	2002	2003	2002

External Revenue

Carrier segment	$ 901,041	$ 878,836	$ 307,755	$ 298,872
Multimodal segment	240,551	213,018	91,911	79,959
Insurance segment	20,982	20,715	7,106	6,829

External revenue	$ 1,162,574	$ 1,112,569	$ 406,772	$ 385,660

Operating Income

Carrier segment	$ 66,398	$ 63,912	$ 23,542	$ 22,453
Multimodal segment (1)	2,756	5,007	(235)	2,222
Insurance segment	17,830	15,867	6,769	8,307
Other	(27,365)	(25,296)	(10,113)	(9,531)

Operating income (1)	$ 59,619	$ 59,490	$ 19,963	$ 23,451

(1) The 2003 thirty-nine and thirteen-week periods include $4,150 and $3,180, respectively, of costs to defend and settle the Gulf Bridge lawsuit.

LANDSTAR SYSTEM/6

LANDSTAR SYSTEM, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

(Unaudited)

ASSETS	Sept. 27, 2003	Dec. 28, 2002
Current Assets
Cash	$ 9,743	$ 9,775
Short-term investments	53,961	58,802
Trade accounts receivable, less allowance of $3,120 and $3,953	201,747	190,052
Other receivables, including advances to independent
contractors, less allowance of $5,782 and $5,331	11,850	12,640
Prepaid expenses and other current assets	9,326	3,338
Total current assets	286,627	274,607
Operating property, less accumulated depreciation and
amortization of $58,296 and $52,841	69,212	76,774
Goodwill	31,134	31,134
Other assets	17,864	18,233
Total assets	$ 404,837	$ 400,748
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Cash overdraft	$ 15,435	$ 16,545
Accounts payable	76,721	60,297
Current maturities of long-term debt	10,629	12,123
Insurance claims	26,878	24,419
Other current liabilities	39,749	40,593
Total current liabilities	169,412	153,977
Long-term debt, excluding current maturities	78,493	65,237
Insurance claims	26,874	25,276
Deferred income taxes	7,073	7,165
Shareholders’ equity
Common stock, $0.01 par value, authorized 50,000,000 and 20,000,000
shares, issued 16,699,269 and 16,337,506 shares	167	163
Additional paid-in capital	14,356	2,609
Retained earnings	209,369	173,817
Cost of 1,809,930 and 554,879 shares of common stock in treasury	(100,150)	(26,306)
Notes receivable arising from exercise of stock options	(757)	(1,190)
Total shareholders’ equity	122,985	149,093

Total liabilities and shareholders’ equity	$ 404,837	$ 400,748

LANDSTAR SYSTEM/7

LANDSTAR SYSTEM, INC. AND SUBSIDIARY

SUPPLEMENTAL INFORMATION

September 27, 2003

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2003	2002	2003	2002
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$ 775,696	$ 781,990	$ 265,824	$ 262,366
Other third party truck capacity providers	125,345	96,846	41,931	36,506
	$ 901,041	$ 878,836	$ 307,755	$ 298,872
Revenue per revenue mile	$ 1.72	$ 1.68	$ 1.70	$ 1.68
Revenue per load	$ 1,210	$ 1,163	$ 1,243	$ 1,188
Average length of haul (miles)	702	693	730	706
Number of loads	744,875	755,987	247,585	251,623

Multimodal Segment
External revenue generated through (in thousands):
Business capacity Owners (1) (2)	$ 37,674	$ 42,553	$ 14,921	$ 14,833
Other third party truck capacity providers	131,155	101,588	50,354	38,126
Rail and Air Carriers	71,722	68,877	26,636	27,000
	$ 240,551	$ 213,018	$ 91,911	$ 79,959
Revenue per load	$ 1,305	$ 1,110	$ 1,348	$ 1,133
Number of loads	184,282	191,923	68,163	70,599
	As of Sept. 27, 2003	As of Dec. 28, 2002
Capacity
Business Capacity Owners (1) (3)	7,461	7,365
Other third party truck capacity providers:
Approved and active (4)	9,139	8,610
Approved	6,204	5,310
	15,343	13,920
Total available truck capacity providers	22,804	21,285

(1) Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2) Includes revenue generated through Carrier Segment Business Capacity Owners.

(3) Trucks provided by business capacity owners were 8,451 and 8,402, respectively.

(4) Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.